Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS REPORTS FOURTH QUARTER RESULTS

COMPANY PROVIDES GUIDANCE FOR FISCAL 2013

Columbus, Ohio - March 6, 2013 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $120.3 million, or $2.09 per diluted share, for the fourth quarter of fiscal 2012 ended February 2, 2013. This compares to guidance issued on December 4, 2012 which called for net income from continuing operations of $1.91 to $2.10 per diluted share for the fourth quarter of fiscal 2012. Income from continuing operations was $114.7 million, or $1.75 per diluted share, for the fourth quarter of fiscal 2011.

FOURTH QUARTER HIGHLIGHTS

• Income from continuing operations of $2.09 per diluted share, a 19% increase compared to $1.75 per diluted share last year
• Operating profit of $197 million, a 3% increase compared to last year
• Total sales increase of 5% to $1.8 billion
• Canadian operations post first profitable quarter since acquisition in July 2011

Fourth Quarter Results

U.S. Operations

Net sales for U.S. operations for the fourth quarter of fiscal 2012 increased 4.4% to $1,704.8 million, compared to $1,632.9 million for the same period of fiscal 2011. Comparable store sales for U.S. stores open at least fifteen months decreased 3.5% for the quarter. Income from continuing U.S. operations totaled $120.1 million, or $2.08 per diluted share (non-GAAP), compared to income from continuing U.S. operations of $119.8 million, $1.83 per diluted share (non-GAAP), for the same period of fiscal 2011. As a reminder, the fourth quarter of fiscal 2012 benefited from an extra week of results due to the retail calendar shift. We believe the extra week benefited fourth quarter results by an estimated $0.05 per diluted share.

Canadian Operations

Net sales for Canadian operations for the fourth quarter of fiscal 2012 totaled $48.6 million and net income of $0.2 million, or $0.00 per diluted share (non-GAAP), compared to net sales of $36.6 million and a net loss of $5.1 million, or $0.08 per diluted share (non-GAAP) for the same period of fiscal 2011.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Inventory and Cash Management

On a consolidated basis, Inventory ended the fourth quarter of fiscal 2012 at $918 million, compared to $825 million for the fourth quarter of fiscal 2011. The growth in inventory was driven by an increase in U.S. store count, an increase in per store inventory in our U.S. stores, and growth and more fully developed inventory assortments in our Canadian stores.

We ended the fourth quarter of fiscal 2012 with $61 million of Cash and Cash Equivalents and $171 million of borrowings under our credit facility compared to $69 million of Cash and Cash Equivalents and $66 million of borrowings under our credit facility as of the end of the fourth quarter of fiscal 2011. Our use of cash generated by our U.S. operations and debt incurred during the last 12 months was focused on share repurchase activity and funding our Canadian operations.

Share Repurchase Activity

There was not a Share Repurchase program authorized or in place for the fourth quarter of fiscal 2012. For the full year of fiscal 2012, we invested $299 million to repurchase 8.1 million of our common shares, or approximately 13% of our outstanding share base as of the beginning of fiscal 2012. Common shares acquired through the repurchase program are available to meet obligations under equity compensation plans and for general corporate purposes.

FISCAL 2012 HIGHLIGHTS

• Adjusted EPS from continuing operations of $2.99 per diluted share (non-GAAP)
• Total sales of $5.4 billion, an increase of 3.8% compared to fiscal 2011
• Generated $151 million of cash flow (cash provided by operating activities less investing activities)
• Opened 87 new stores in the U.S. and ended fiscal 2012 with 1,574 stores (U.S. and Canada)

For the full year of fiscal 2012, ended February 2, 2013, income from continuing operations totaled $177.2 million, or $2.93 per diluted share. As previously disclosed in our March 2, 2012, press release, we incurred an after-tax charge of $3.4 million during the first quarter of fiscal 2012 related to an inventory accounting change associated with the successful implementation of new retail inventory systems. Excluding this non-recurring, non-cash charge, adjusted income from continuing operations for fiscal 2012 ended February 2, 2013 totaled $180.6 million, or $2.99 per diluted share (non-GAAP), compared to income from continuing operations of $207.2 million, or $2.99 per diluted share, for the same period in fiscal 2011 (see reconciliation below). Discontinued operations activity was minimal for the fourth quarter and full year period of fiscal 2012 and the corresponding periods in fiscal 2011.

	EPS From Continuing Operations (1)

	Q4 2012	Q4 2011	FY 2012	FY 2011

U.S. Operations	$2.08	$1.83	$3.15	$3.18
Add back: Inventory charge	—	—	$0.06	—

U.S. Operations - adjusted basis	$2.08	$1.83	$3.21	$3.18
Canadian Operations (2)	$0.00	($0.08)	($0.22)	($0.19)

Consolidated - adjusted basis	$2.09	$1.75	$2.99	$2.99

(1) Non-GAAP
(2) Canadian operations were acquired on July 18, 2011; FY '11 results include ownership and financial results since that date. Based on materiality, we have not provided pro forma financial results.
Note: See detailed segment reporting attached.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2013 GUIDANCE

• Fiscal 2013 income from continuing operations projected to be $3.05 to $3.25 per diluted share, compared to fiscal 2012 adjusted income from continuing operations of $2.99 per diluted share (non-GAAP)
• Cash flow estimated to be approximately $180 million
• Forecasting fiscal 2013 sales increase of 2% to 3%

We estimate fiscal 2013 consolidated income from continuing operations will be in the range of $3.05 to $3.25 per diluted share compared to adjusted income from continuing operations of $2.99 per diluted share for fiscal 2012 (non-GAAP, see reconciliation below). This guidance is based on an estimated total consolidated company sales increase in the range of 2% to 3% for fiscal 2013. Starting in fiscal 2013, we will begin reporting comparable store sales for our Canadian operations purchased in July 2011. Our consolidated company (U.S. and Canada) comparable store sales guidance is estimated to be in the range of flat to 1%. The table below summarizes our comparable store sales and total sales guidance. We estimate this financial performance will result in cash flow of approximately $180 million in fiscal 2013. As a reminder, we are operating under a 52-week retail calendar compared to 53-weeks in fiscal 2012.

U.S. Operations

We estimate income from continuing operations to be in the range of $3.15 to $3.30 per diluted share (non-GAAP) compared to fiscal 2012 adjusted income from continuing operations of $3.21 per diluted share (non-GAAP). This guidance is based on U.S. comparable store sales in the range of flat to 1% and a total U.S. sales increase in the range of 2% to 3% in fiscal 2013. From a real estate perspective, we expect to open 50 new stores and close 45 existing locations in the U.S. during fiscal 2013.

Canadian Operations

Canadian sales are expected to be in the range of $180 to $190 million for fiscal 2013, resulting in a net loss in the range of $3 to $6 million, or $0.05 to $0.10 per diluted share (non-GAAP). This compares to a net loss for fiscal 2012 of $13.5 million, or $0.22 per diluted share (non-GAAP). Our sales guidance for fiscal 2013 is based on a Canadian comparable store sales increase in the range of 15% to 22% and a total Canadian sales increase in the range of 16% to 23%. From a real estate perspective, we expect to open 2 to 3 new stores in Canada under the Big Lots banner and potentially close a similar number of locations.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Fiscal Q1 2013 Guidance

For the first quarter of fiscal 2013, we estimate our consolidated income from continuing operations will be in the range of $0.53 to $0.65 per diluted share, compared to adjusted income from continuing operations of $0.68 per diluted share (non-GAAP) for the first quarter of fiscal 2012. This guidance is based on an estimated comparable store sales decrease for the consolidated company in the range of 1% to 3% and a total sales increase in the range of 1% to 3% for the first quarter of 2013. As a reminder, our adjusted results for the first quarter of fiscal 2012 exclude the non-recurring, non-cash after-tax inventory charge of $3.4 million (non-GAAP, see reconciliation below).

We estimate first quarter income from U.S. operations in a range of $0.63 to $0.70 per diluted share (non-GAAP), compared to last year's adjusted income from continuing operations of $0.77 per diluted share (non-GAAP). This guidance is based on an estimated U.S. comparable store sales decrease in the low single digits and a total U.S. sales increase in the low single digits.

Canadian sales are expected to be in the range of $35 to $39 million for the first quarter of fiscal 2013, resulting in a net loss in the range of $3 to $6 million, or $0.05 to $0.10 per diluted share (non-GAAP). This compares to a net loss for the first quarter of fiscal 2012 of $0.09 per diluted share (non-GAAP). Our guidance for the first quarter of fiscal 2013 is based on an estimated Canadian comparable store sales increase in the range of 9% to 20% and a total Canadian sales increase in the range of 9% to 20%.

EPS from Continuing Operations (non-GAAP)	Q1		Full Year

	2013 Guidance	2012	2013 Guidance	2012

U.S. Operations	$0.63 - $0.70	$0.72	$3.15 - $3.30	$3.15

Add back: Inventory charge	—	$0.05	—	$0.06

U.S. Operations - adjusted basis	$0.63 - $0.70	$0.77	$3.15 - $3.30	$3.21

Canadian Operations	($0.10) - ($0.05)	($0.09)	($0.10) - ($0.05)	($0.22)

Consolidated - adjusted basis	$0.53 - $0.65	$0.68	$3.05 - $3.25	$2.99

Sales Guidance	Q1 2013		Full Year 2013
	Total Sales	Comp	Total Sales	Comp
U.S. Operations	+1% to +3%	-1% to -3%	+2% to +3%	Flat to +1%
Canadian Operations	+9% to +20%	+9% to +20%	+16% to +23%	+15% to +22%
Consolidated Operations	+1% to +3%	-1% to -3%	+2% to +3%	Flat to +1%

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter and provide commentary on our outlook for fiscal 2013. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Wednesday, March 20. A replay of the call will be available beginning today at 12:00 noon through March 20 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The Replay Confirmation Code is 8792412. All times are Eastern Time.

Big Lots is North America's largest broadline closeout retailer. As of the end of the fourth quarter of fiscal 2012, we operated 1,495 BIG LOTS stores in the 48 contiguous United States and 79 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	FEBRUARY 2	JANUARY 28
	2013	2012
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$60,581	$68,547
Inventories	918,023	825,195
Deferred income taxes	37,696	42,784
Other current assets	74,330	70,130
Total current assets	1,090,630	1,006,656

Property and equipment - net	593,562	572,767

Deferred income taxes	—	6,549
Goodwill	13,522	12,282
Other assets	55,912	43,056
	$1,753,626	$1,641,310

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$393,652	$350,117
Property, payroll and other taxes	74,973	74,396
Accrued operating expenses	53,788	56,088
Insurance reserves	36,861	35,159
KB bankruptcy lease obligation	3,069	3,115
Accrued salaries and wages	26,753	29,170
Income taxes payable	40,538	36,775
Total current liabilities	629,634	584,820

Long-term obligations under bank credit facility	171,200	65,900

Deferred income taxes	2,693	—
Deferred rent	73,658	59,320
Insurance reserves	63,332	49,794
Unrecognized tax benefits	16,335	18,681
Other liabilities	38,632	39,562

Shareholders' equity	758,142	823,233
	$1,753,626	$1,641,310

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	14 WEEKS ENDED		13 WEEKS ENDED
	FEBRUARY 2, 2013		JANUARY 28, 2012
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,753,396	100.0	$1,669,574	100.0
Gross margin	694,776	39.6	671,382	40.2
Selling and administrative expenses	469,679	26.8	455,437	27.3
Depreciation expense	28,137	1.6	25,315	1.5
Operating profit	196,960	11.2	190,630	11.4
Interest expense	(1,470)	(0.1)	(773)	(0.0)
Other income (expense)	6	0.0	(120)	(0.0)
Income from continuing operations before income taxes	195,496	11.1	189,737	11.4
Income tax expense	75,213	4.3	74,988	4.5
Income from continuing operations	120,283	6.9	114,749	6.9
Income (loss) from discontinued operations, net of tax expense (benefit) of $0 and $(19), respectively	4	0.0	(29)	(0.0)
Net income	$120,287	6.9	$114,720	6.9

Earnings per common share - basic (a)
Continuing operations	$2.10		$1.79
Discontinued operations	0.00		0.00
Net income	$2.10		$1.79

Earnings per common share - diluted (a)
Continuing operations	$2.09		$1.75
Discontinued operations	0.00		0.00
Net income	$2.09		$1.75

Weighted average common shares outstanding
Basic	57,266		64,140
Dilutive effect of share-based awards	418		1,258
Diluted	57,684		65,398

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	53 WEEKS ENDED		52 WEEKS ENDED
	FEBRUARY 2, 2013		JANUARY 28, 2012
		%		%
	(Unaudited)

Net sales	$5,400,119	100.0	$5,202,269	100.0
Gross margin	2,117,650	39.2	2,070,407	39.8
Selling and administrative expenses	1,712,910	31.7	1,634,532	31.4
Depreciation expense	106,286	2.0	90,280	1.7
Operating profit	298,454	5.5	345,595	6.6
Interest expense	(4,192)	(0.1)	(3,530)	(0.1)
Other income (expense)	51	0.0	(173)	(0.0)
Income from continuing operations before income taxes	294,313	5.5	341,892	6.6
Income tax expense	117,148	2.2	134,657	2.6
Income from continuing operations	177,165	3.3	207,235	4.0
Loss from discontinued operations, net of tax benefit of $32 and $112, respectively	(44)	(0.0)	(171)	(0.0)
Net income	$177,121	3.3	$207,064	4.0

Earnings per common share - basic (a)
Continuing operations	$2.96		$3.03
Discontinued operations	0.00		0.00
Net income	$2.96		$3.03

Earnings per common share - diluted (a)
Continuing operations	$2.93		$2.99
Discontinued operations	0.00		0.00
Net income	$2.93		$2.98

Weighted average common shares outstanding
Basic	59,852		68,316
Dilutive effect of share-based awards	624		1,103
Diluted	60,476		69,419

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
SEGMENT OPERATING PERFORMANCE
(In thousands, except per share data)

	14 WEEKS ENDED	13 WEEKS ENDED	14 WEEKS ENDED		13 WEEKS ENDED
	FEBRUARY 2, 2013	JANUARY 28, 2012	FEBRUARY 2, 2013		JANUARY 28, 2012
	U.S.	U.S.	Canada		Canada
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net sales	$1,704,834	$1,632,933	$48,562		$36,641
Gross margin	675,882	657,470	18,894		13,912
Selling and administrative expenses	451,577	437,818	18,102		17,619
Depreciation expense	27,397	24,072	740		1,243
Operating profit (loss)	196,908	195,580	52		(4,950)
Interest expense	(1,469)	(773)	(1)		—
Other income (expense)	—	—	6		(120)
Income (loss) from continuing operations before income taxes	195,439	194,807	57		(5,070)
Income tax expense (benefit)	75,351	74,988	(138)		0
Income (loss) from continuing operations	$120,088	$119,819	$195		($5,070)
Diluted earnings (loss) per common share from continuing operations (b)	$2.08	$1.83	$0.00		($0.08)

	53 WEEKS ENDED	52 WEEKS ENDED	53 WEEKS ENDED		52 WEEKS ENDED (a)
	FEBRUARY 2, 2013	JANUARY 28, 2012	FEBRUARY 2, 2013		JANUARY 28, 2012
	U.S.	U.S.	Canada		Canada
	(Unaudited)		(Unaudited)

Net sales	$5,245,272	$5,140,164	$154,847		$62,105
Gross margin	2,060,008	2,046,055	57,642		24,352
Selling and administrative expenses	1,644,566	1,599,772	68,344		34,760
Depreciation expense	103,295	88,469	2,991		1,811
Operating profit (loss)	312,147	357,814	(13,693)	(c)	(12,219)
Interest expense	(4,190)	(2,739)	(2)		(791)
Other income (expense)	2	163	49		(336)
Income (loss) from continuing operations before income taxes	307,959	355,238	(13,646)		(13,346)
Income tax expense (benefit)	117,286	134,657	(138)		0
Income (loss) from continuing operations	$190,673	$220,581	($13,508)		($13,346)
Diluted earnings (loss) per common share from continuing operations (b)	$3.15	$3.18	($0.22)		($0.19)

(a)	The results of the Canadian operating segment reflect activities from the date of acquisition (July 18, 2011) through the period end.
(b)
The diluted earnings (loss) per share from continuing operations by segment are separately calculated; therefore, the sum of diluted earnings (loss) per share from continuing operations by segment may differ, due to rounding, from the calculated consolidated diluted (loss) earnings per share from continuing operations. Diluted earnings (loss) per share from continuing operations by segment is a “non-GAAP financial measure,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229), which our management believes is useful information to investors.

(c)	The operating loss for the Canadian operating segment of $13,693 for the 53 weeks ended February 2, 2013 equates to $13,659 in Canadian dollars.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	14 WEEKS ENDED	13 WEEKS ENDED
	FEBRUARY 2, 2013	JANUARY 28, 2012
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$317,038	$298,907

Net cash used in investing activities	(30,743)	(28,797)

Net cash used in financing activities	(291,992)	(261,425)

Impact of foreign currency on cash	21	(85)

(Decrease) Increase in cash and cash equivalents	(5,676)	8,600
Cash and cash equivalents:
Beginning of period	66,257	59,947
End of period	$60,581	$68,547

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	53 WEEKS ENDED	52 WEEKS ENDED
	FEBRUARY 2, 2013	JANUARY 28, 2012
	(Unaudited)

Net cash provided by operating activities	$281,133	$318,471

Net cash used in investing activities	(130,357)	(120,712)

Net cash used in financing activities	(158,274)	(306,255)

Impact of foreign currency on cash	(468)	(496)

Decrease in cash and cash equivalents	(7,966)	(108,992)
Cash and cash equivalents:
Beginning of period	68,547	177,539
End of period	$60,581	$68,547

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following table reconciles gross margin, gross margin rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for fiscal 2012 for our consolidated and U.S. segment results (GAAP financial measures) to adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Fiscal 2012 - Fifty-Three weeks ended February 2, 2013

Consolidated Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$2,117,650	$5,574	$2,123,224
Gross margin rate	39.2%	0.1%	39.3%
Operating profit	298,454	5,574	304,028
Operating profit rate	5.5%	0.1%	5.6%
Income tax expense	117,148	2,186	119,334
Effective income tax rate	39.8%	0.0%	39.8%
Income from continuing operations	177,165	3,388	180,553
Net income	177,121	3,388	180,509
Diluted earnings per share from continuing operations	$2.93	$0.06	$2.99
Diluted earnings per share	$2.93	$0.06	$2.98

U.S. Segment Results
	As reported	Adjustment to exclude change in inventory accounting principle	As Adjusted (non-GAAP)
Gross margin	$2,060,008	$5,574	$2,065,582
Gross margin rate	39.3%	0.1%	39.4%
Operating profit	312,147	5,574	317,721
Operating profit rate	6.0%	0.1%	6.1%
Income tax expense	117,286	2,186	119,472
Effective income tax rate	38.1%	0.0%	38.1%
Income from continuing operations	190,673	3,388	194,061
Diluted earnings per share from continuing operations	$3.15	$0.06	$3.21

The adjusted gross margin, adjusted gross margin rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax charge for a change in an accounting principle associated with our implementation of new inventory management information systems of $5,574 ($3,388, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and appropriate method for measuring our operating performance, excluding certain items included in the most directly comparable GAAP financial measures. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.